Exhibit 99.1  Press Release

Mid-America Apartment Communities, Inc.
A self-managed Equity REIT

Press Release, 1st Quarter Earnings 2002

FROM:      Simon R. C. Wadsworth, CFO
SUBJECT:   First Quarter 2002 Earnings Exceed Expectations
DATE:      May 1, 2002

Memphis, TN, Mid-America Apartment Communities, Inc. (NYSE: MAA) reported Funds From Operations ("FFO") of $13,877,000 or $0.68 per share for the quarter ended March 31, 2002. This is $0.01 per share ahead of forecast and compares to $14,143,000 or $.69 per share for the first quarter 2001, with 2001 figures including a $0.01 gain on sale of land. Highlights for the first quarter were:

o   FFO earnings exceeded forecast and First Call consensus.
o   Occupancy improved to 94.2% by quarter end, from 92.8% at year end.
o Market conditions remain demanding, but improvement is expected later this year.
o   FFO earnings forecast of $2.80 per share for 2002 reaffirmed.

Net Income for the first quarter was $4,300,000 or $0.02 per common share. This compares to $4,861,000 or $0.05 per common share for the same period a year ago. The majority of this variance is due to increased depreciation expense from development properties and the prior year's gain on sale of land.

Eric Bolton, President and CEO said, "Although our FFO earnings were ahead of forecasts, results for the quarter reflect the impact of the continued competitive leasing environment. While we were able to achieve improvement in occupancy, sluggish job growth, excess new construction and active single-family home buying continue to pressure pricing on new leases. We expect the leasing market to remain challenging over the balance of 2002 with some improvement starting in the latter half of the year."

"We have planned for this environment and remain comfortable with our forecasts for the remainder of the year. While the challenging market conditions will dampen revenue growth from our existing properties in 2002, we believe the environment will increasingly create acquisition opportunities that meet our strict underwriting guidelines."

Simon Wadsworth, Executive Vice-President and CFO said, "Our same store results were impacted by a 1% reduction in occupancy from a year ago, along with a $0.03 per share increase in leasing concession costs. The net effect was a 1% decline in same store revenues as compared to the same period a year ago. Same store expenses rose 2.5%, and NOI was down by 3.0%. The majority of the same store performance pressure was concentrated at our Memphis properties, with some pressure also evident in Austin and Atlanta. We believe that market conditions have bottomed out and expect to see some strengthening toward year end."

"During the quarter the four remaining new development properties were effectively completed, and leasing continues to progress with their occupancy reaching 70% at quarter end. In April our Lexington property achieved occupancy of more than 90%, and the pace of leasing has picked up with the spring season. Our Nashville development should be stabilized within the next six months. Our forecast assumes it will take the balance of the year to complete the lease-up of the new phase III of our Reserve at Dexter Lake property in Memphis."

"As these properties continue to stabilize, the capacity on our balance sheet grows, which will also be helped by improved performance from existing properties projected for the balance of the year. We've reduced debt outstanding compared to a year ago. As a result of this reduction, the interest rate environment, and the refinancings that we completed last year, our interest expense was down $1.1 million for the quarter compared to a year ago. Our greater balance sheet strength and our reduced interest costs contributed to substantial improvement in our financial ratios over a year ago."

Al Campbell, Vice-President and Director of Financial Planning, said "Our internal FFO forecast for 2002 remains at $2.80, with $0.70 for each of the next two quarters, and $0.72 for Q4. Important variables will be leasing concessions, the renewal pricing of our property and casualty insurance program and real estate taxes. Our forecast is based on a 0.3% increase in same store NOI for all of 2002 and assumes an improvement in market conditions later this year. While our base forecast doesn't include any acquisitions or dispositions, the impact of such transactions would be more significant in 2003."

Bolton said, "Despite the weaker economic environment we are continuing to make steady progress in increasing our financial strength. We remain very disciplined in evaluating opportunities to invest capital and will be patient in adding earning assets to the portfolio. Our dividend is secure and coverage ratios are improving."


MAA is a self-administered, self-managed apartment-only real estate investment trust which owns or has ownership interest in 33,459 apartment units including 25 units in the development pipeline throughout the southeast and southcentral U.S. For further details, please refer to our website at www.maac.net or contact Simon R. C. Wadsworth at (901) 682-6668, ext. 105. 6584 Poplar Ave., Suite 300, Memphis, TN 38138.

Certain matters in this press release may constitute forward-looking statements within the meaning of Section 27-A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such statements include, but are not limited to, statements made about anticipated growth rate of revenues, expenses, and net operating income at Mid-America's properties, anticipated lease-up (and rental concessions) at development properties, planned acquisitions and dispositions, developments, and property financing. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including a downturn in general economic conditions or the capital markets, competitive factors including overbuilding or other supply/demand imbalances in some or all of our markets, construction delays that could cause new and add-on apartment units to reach the market later than anticipated, changes in interest rates and other items that are difficult to control such as insurance rates, increases in real estate taxes in numerous markets, as well as the other general risks inherent in the apartment and real estate businesses. Reference is hereby made to the filings of Mid-America Apartment Communities, Inc., with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K, and its annual report on Form 10-K, particularly including the risk factors contained in the latter filing.

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CONSOLIDATED STATEMENTS OF OPERATIONS
------------------------------------------------------------------------------------------------
In thousands except per share data
                                                                 Three months ended March 31,
                                                             -----------------------------------
                                                                     2002               2001
                                                             ----------------   ----------------
Property revenues                                                   $ 55,659           $ 56,281
Property operating expenses                                           21,187             20,802
------------------------------------------------------------------------------------------------
Net operating income                                                  34,472             35,479
Interest and other non-property income                                   134                287
Management and development income, net                                   186                188
FFO from real estate joint ventures                                      320                168
Property management expenses                                           2,472              2,589
General & administrative                                               1,446              1,441
Interest expense                                                      12,362             13,459
Gain on disposition of non-depreciable assets                              -                234
Preferred dividend distribution                                        4,028              4,028
Depreciation and amortization non-real estate assets                     270                167
Amortization of deferred financing costs                                 657                529
------------------------------------------------------------------------------------------------
Funds from operations                                                 13,877             14,143

Depreciation and amortization                                         13,239             12,830
Joint venture depreciation adjustment included in FFO                    343                313
Gain on disposition of non-depreciable assets included in FFO              -                234
Preferred dividend distribution add back                              (4,028)            (4,028)
------------------------------------------------------------------------------------------------
Income before gain on disposition of assets and
    minority interest                                                  4,323              4,794
Net gain on disposition of assets                                         64                169
Minority interest in operating partnership income                        (87)              (102)
------------------------------------------------------------------------------------------------
Net income                                                             4,300              4,861
Preferred dividend distribution                                        4,028              4,028
------------------------------------------------------------------------------------------------
Net income available for common shareholders                        $    272           $    833
================================================================================================

Weighted average common shares - Diluted                              17,596             17,510
Weighted average common shares and units - Diluted                    20,512             20,446
Funds from operations per share and units - Diluted                 $   0.68           $   0.69
Net income available for common shareholders - Diluted              $   0.02           $   0.05

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CONSOLIDATED BALANCE SHEETS
------------------------------------------------------------------------------------------------
In thousands
                                                                March 31,        December 31,
                                                                  2002               2001
                                                             ----------------   ----------------
Assets
Real estate assets, net                                           $1,209,767         $1,216,933
Cash and cash equivalents, including restricted cash                  21,010             23,432
Other assets                                                          21,819             23,123
------------------------------------------------------------------------------------------------
    Total assets                                                  $1,252,596         $1,263,488
================================================================================================

Liabilities
Bonds and notes payable                                           $  783,607         $  779,664
Other liabilities                                                     33,803             41,564
------------------------------------------------------------------------------------------------
    Total liabilities                                                817,410            821,228

Shareholders' equity and minority interest                           435,186            442,260
------------------------------------------------------------------------------------------------
    Total liabilities & shareholders' equity                      $1,252,596         $1,263,488
================================================================================================

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
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OPERATING RESULTS
--------------------------------------------------------------------------------------------------------------------
Dollars and shares in thousands except per share data
ROA                                                     Annualized        Trailing
                                                           1Q02          4 Quarters
                                                      --------------  --------------
       Gross Real Estate Assets, Average                $1,456,146       $1,449,959
       EBITDA                                           $  122,148       $  125,262
       EBITDA/Gross Real Estate Asses                         8.4%             8.6%

                                                        Three Months Ended March 31,
                                                       ------------------------------
                                                             2002            2001
                                                       -------------- ---------------
Common and Preferred Dividends as % of FFO                     87%              88%
EBITDA/Debt Service (1)                                       2.31             2.15
EBITDA/Fixed Charges (2)                                      1.78             1.69
Total Debt as % of Gross Real Estate Assets                    53%              55%
MAA portion of JV debt                                     $27,036          $27,893
Capitalized Interest YTD                                   $   127          $   476

FAD
       FFO                                                 $13,877          $14,143
       Average Units                                        30,614           30,913
       Average Shares - Diluted                             20,512           20,446
       Recurring Capex                                     $ 1,800          $ 2,948
       FAD                                                 $12,077          $11,195
       Free Cash Flow (3)                                  $13,004          $11,891

PER SHARE (DILUTED)
       FFO                                                 $  0.68          $  0.69
       FAD                                                 $  0.59          $  0.55
       Free Cash Flow (3)                                  $  0.63          $  0.58
       Distribution                                        $ 0.585          $ 0.585

(1)  Annualized  EBITDA for  trailing  six  months to  annualized  debt  service
(aggregate of principal and interest) for same period.
(2)  Annualized  EBITDA for  trailing  six months to  annualized  fixed  charges
(aggregate of preferred distributions, principal and interest) for same period.
(3) Includes addback of other non-cash items, primarily non-real estate depreciation and amortization.

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OTHER DATA
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Shares and units in thousands except per share data
                                                             Three Months Ended March 31,
                                                            ------------------------------
                                                               2002                2001
                                                            -------------  ---------------
Weighted average common shares and units - Basic             20,371              20,416
Weighted average common shares and units - Diluted           20,512              20,446
Number of apartment units with ownership interest
    (excluding development units not delivered)              33,434              33,778
Apartment units added during period, net                         23                 166

PER SHARE DATA
       Funds from operations per share and units - Basic    $  0.68             $  0.69
       Funds from operations per share and units - Diluted  $  0.68             $  0.69
       Net income available for common shareholders -
           Diluted                                          $  0.02             $  0.05
       Dividend declared per common share                   $ 0.585             $ 0.585

DIVIDEND INFORMATION (latest declaration)              Payment          Payment          Record
                                                      per Share          Date             Date
                                                     ------------  --------------  --------------
       Common Dividend - quarterly                     $0.5850         4/30/2002       4/23/2002
       Preferred Series A - monthly                    $0.1979         5/15/2002        5/1/2002
       Preferred Series B - monthly                    $0.1849         5/15/2002        5/1/2002
       Preferred Series C - quarterly                  $0.5859         4/15/2002        4/1/2002

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
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COMMUNITY STATISTICS
----------------------------------------------------------------------------------------------------------------------------
Represents current stabilized communities
                                                                      At March 31, 2002
                                                ------------------------------------------------------------
                                                                                                    MAA
                                                                                                  Average
                                                  Number of      Portfolio          MAA         Rental Rate
                                                    Units      Concentration     Occupancy       Per Unit
                                                ------------  ---------------  -------------  --------------
Tennessee
    Memphis                                          4,429            13.9%         92.1%         $ 623.41
    Nashville                                          966             3.0%         93.3%         $ 690.20
    Chattanooga                                        943             2.9%         96.2%         $ 555.40
    Jackson                                            664             2.1%         92.9%         $ 608.85
Florida
    Jacksonville                                     2,846             8.9%         94.9%         $ 679.09
    Tampa                                            1,120             3.5%         94.2%         $ 750.86
    Other                                            2,518             7.8%         94.6%         $ 710.87
Georgia
    Atlanta                                          1,652             5.1%         95.5%         $ 781.87
    Columbus / LaGrange                              1,509             4.7%         95.5%         $ 650.67
    Augusta / Aiken / Savannah                       1,132             3.5%         94.6%         $ 616.58
    Other                                            1,742             5.4%         93.6%         $ 656.26
Texas
    Dallas                                           2,056             6.4%         92.1%         $ 652.41
    Austin                                           1,254             3.9%         96.2%         $ 718.80
    Houston                                          1,002             3.1%         97.5%         $ 663.68
South Carolina
    Greenville                                       1,492             4.6%         93.8%         $ 569.54
    Other                                              784             2.4%         95.8%         $ 679.57
Kentucky
    Lexington                                          554             1.7%         92.4%         $ 606.42
    Other                                              624             1.9%         93.8%         $ 612.74
Mississippi                                          1,673             5.2%         95.8%         $ 580.26
Arkansas                                               808             2.5%         93.1%         $ 613.64
Alabama                                                952             3.0%         93.8%         $ 653.29
North Carolina                                         738             2.3%         94.3%         $ 596.57
Ohio                                                   414             1.3%         90.3%         $ 703.05
Virginia                                               296             0.9%         97.3%         $ 673.80
------------------------------------------------------------------------------------------------------------
                                       Total        32,168           100.0%         94.2%         $ 654.75

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SAME STORE STATISTICS
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Dollars in thousands except Average Rental Rate
                                          Three Months Ended March 31,
                                    ----------------------------------------
                                                                   Percent
                                       2002          2001           Change
                                    ----------  -------------  -------------
Revenues                             $52,245       $52,797            -1.0%

Property Operating Expenses           13,234        13,102             1.0%
RE Taxes and Insurance                 6,205         5,872             5.7%
-----------------------------------------------------------------------------
Total Operating Expenses              19,439        18,974             2.5%

-----------------------------------------------------------------------------
NOI                                  $32,806       $33,823            -3.0%
-----------------------------------------------------------------------------

Units                                 28,803        28,797
Average Rental Rate                  $656.79       $646.25             1.6%
Average Physical Occupancy             94.1%         95.1%            -1.0%

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
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DEBT AS OF MARCH 31, 2002
-------------------------------------------------------------------------------------------------------------------------
Dollars in thousands
                                       Principal   Average Years   Average
                                        Balance     to Maturity      Rate
                                      ----------- --------------- ----------
Conventional - Fixed Rate or Swapped    $ 576,016           6.5        6.9%
Tax-free - Fixed Rate or Swapped          118,312          23.3        6.1%
Conventional - Variable Rate               66,719           7.6        2.5%
Tax-free - Variable Rate                   22,560          25.9        2.6%
----------------------------------------------------------------------------
     Total                              $ 783,607           9.7        6.3%

FUTURE PAYMENTS
                                                                              Average
                                      Scheduled                               Rate for
                                     Amortization    Maturities      Total   Maturities
                                    -------------  ------------ -----------  ----------
                              2002      $   2,970     $  21,314   $  24,284      5.4%
                              2003          3,740       154,120     157,860      6.5%
                              2004          3,862        71,168      75,030      7.0%
                              2005          4,086         3,215       7,301      8.8%
                              2006          4,167        36,010      40,177      6.4%
                        Thereafter        129,760       349,195     478,955      6.0%
---------------------------------------------------------------------------------------
                             Total      $ 148,585     $ 635,022   $ 783,607      6.3%

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DEVELOPMENT PIPELINE
-------------------------------------------------------------------------------------------------------------------------
                                                                             Units                     Percentage of
                                                        ------------------------------------------        Available
                                                                    Available                           Units to Lease
                                                                                                     --------------------
                                                          Total     to Lease     Occupied   Leased    Occupied    Leased
                                                        --------  -----------  ----------- --------  ----------  --------
Properties in Lease-up
  Grand Reserve Lexington            Lexington, KY         370         370         326        356        88%        96%
  Grande View Nashville              Nashville, TN         433         432         340        366        79%        85%
  Reserve at Dexter Lake Phase II    Memphis, TN           244         206         176        181        85%        88%
  Reserve at Dexter Lake Phase III   Memphis, TN           244         219          54         68        25%        31%
-------------------------------------------------------------------------------------------------------------------------
                                            Total        1,291       1,227         896        971        73%        79%